Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT

TO

CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into on May 1, 2009 (“Signature Date”) and made effective as of March 31, 2009 (the “Effective Date”), by and among, on the one hand, CECO ENVIRONMENTAL CORP., a Delaware corporation (“Parent”), CECO GROUP, INC., a Delaware corporation (“Group”), FKI, LLC, a Delaware limited liability company (“FKI, LLC”), CECO MEXICO HOLDINGS LLC, a Delaware limited liability company (“CECO Mexico LLC”), AVC, INC., a Delaware corporation (“AVC, Inc.”), and each of the following Subsidiaries of Parent as Borrowers under this Amendment and the Credit Agreement: CECO FILTERS, INC., a Delaware corporation (“Filters”), NEW BUSCH CO., INC., a Delaware corporation (“New Busch”), THE KIRK & BLUM MANUFACTURING COMPANY, an Ohio corporation (“K&B”), KBD/TECHNIC, INC., an Indiana corporation (“Technic”), CECOAIRE, INC., a Delaware corporation (“Aire”), CECO ABATEMENT SYSTEMS, INC., a Delaware corporation (“Abatement”), H.M. WHITE, INC., a Delaware corporation (“H.M. White”), EFFOX INC., a Delaware corporation and formerly known as CECO ACQUISITION CORP. (“Effox”), GMD ENVIRONMENTAL TECHNOLOGIES, INC., a Delaware corporation and formerly known as GMD ACQUISITION CORP. (“GMD”), and FISHER-KLOSTERMAN, INC., a Delaware corporation and formerly known as FKI ACQUISITION CORP. (“Fisher-Klosterman”), and, on the other hand, FIFTH THIRD BANK, an Ohio banking corporation (“Lender”), is as follows:

Preliminary Statements

A. Parent, Group, and Borrowers executed and delivered to Lender that certain Credit Agreement dated as of December 29, 2005, as amended by the First Amendment to Credit Agreement dated as of June 8, 2006, the Second Amendment to Credit Agreement dated as of February 28, 2007, the Third Amendment to Credit Agreement dated as of February 29, 2008, the Fourth Amendment to Credit Agreement dated as of August 1, 2008, and the Fifth Amendment to Credit Agreement (the “Fifth Amendment”) dated as of December 30, 2008 (as amended, the “Credit Agreement”). FKI, LLC and CECO Mexico LLC are additional parties to the Third Amendment, Fourth Amendment, and Fifth Amendment. Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B. Parent, Group, FKI, LLC, CECO Mexico LLC, AVC, Inc., and Borrowers (collectively, the “Loan Parties”) have requested that Lender: (i) extend the stated Termination Date of the Line of Credit from January 31, 2010 to April 1, 2011; (ii) make certain changes to the interest rates applicable to the Obligations, including, without limitation, the implementation of a daily reset, one-month LIBOR-based rate and the unavailability of a Prime-based rate except in certain circumstances; (iii) consent to a one-time payment of principal on the Subordinated Debt in the aggregate amount not to exceed $3,000,000, to be made by Parent to Subordinated Creditor on March 31, 2009 (the “Subordinated Debt Payment”) and consent to a one-time payment of an extension fee with respect to the Subordinated Debt in the aggregate amount not to exceed CAD $38,220, to be made by Parent to Subordinated Creditor on the Signature Date (the “Subordinated Debt Extension Fee”); and (iv) make certain other amendments to the Credit Agreement and certain of the other Loan Documents.

C. Lender is willing to so amend the Credit Agreement and other Loan Documents, all on the terms, and subject to the conditions, of this Amendment.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and the Loan Parties hereby agree as follows:

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions of this Amendment, the Credit Agreement is hereby amended as follows:

1.1 Section 1.1 of the Credit Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical order, to provide in their entirety as follows:

“AVC, Inc.” means AVC, Inc., a Delaware corporation.

“Daily LIBOR Rate” has the meaning given in the Revolving Note.

“Daily LIBOR Rate Loan” means that portion of the Loans which, as of any date, bears interest at an interest rate per annum equal to the Daily LIBOR Rate plus the applicable margin as set forth in the applicable Note.

“Sixth Amendment” means the Sixth Amendment to this Agreement dated as of May 1, 2009, to be effective as of March 31, 2009.

“Tranche LIBOR Rate” has the meaning given in the Revolving Note.

“Tranche LIBOR Rate Loan” means that portion of the Loans which, as of any date, bears interest at an interest rate per annum equal to the Tranche LIBOR Rate plus the applicable margin as set forth in the applicable Note.

1.2 The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their entirety by substituting the following in their respective places:

“Affiliate” means, as to any Person (the “Subject Person”), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Subject Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, (a) to vote 5% or more of the securities (or other Ownership Interests) having voting power for the election of directors (or managers in the case of a limited liability company) of the Person or (b) otherwise to direct or cause the direction of the management and policies of the Person, whether by contract or otherwise. Without limiting the generality of the foregoing, each of the following will be deemed an Affiliate of a Borrower for purposes of this Agreement, Parent, Group, FKI, LLC, CECO Mexico LLC, CECO India, Fisher Klosterman Shanghai, CECO Environmental Mexico, CECO Environmental Services, AVC, Inc., and each officer and director of a Loan Party.

“Applicable Unused Line Fee Percentage” means, as of any date, the applicable percentage shown in the applicable column in the table below based on the then applicable Fixed Charge Coverage Ratio. As of the Signature Date (as defined in the Sixth Amendment), the Applicable Unused Line Fee Percentage is 0.50% (i.e., Pricing Grid Level 3).

Pricing Grid Level	Fixed Charge Coverage Ratio	Applicable Unused Line Fee Percentage
Level 1	≤ 1.50 to 1.0	0.75%
Level 2	> 1.50 to 1.0 and ≤ 2.0 to 1.0	0.50%
Level 3	> 2.0 to 1.0	0.50%

“Borrower” means each of Filters, New Busch, K&B, Technic, Aire, Abatement, H.M. White, CECO Acquisition (now known as Effox Inc.), GMD, FKI Acquisition and the Domestic Subsidiaries of Parent or Group hereafter becoming a party to this Agreement pursuant to Section 5.9(b), and “Borrowers” means, collectively, Filters, New Busch, K&B, Technic, Aire, Abatement, H.M. White, CECO Acquisition (now known as Effox Inc.), GMD, FKI Acquisition and such additional Domestic Subsidiaries. To the extent a term or provision of this Agreement or any of the other Loan Documents is applicable to a “Borrower”, it is applicable to each and every Borrower unless the context expressly indicates otherwise. For the avoidance of doubt, none of FKI, LLC, CECO Mexico LLC, or AVC, Inc. shall be a Borrower.

“Business Day” means (a) any day on which commercial banks in Cincinnati, Ohio are required by law to be open for business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Loans bearing interest with reference to the Tranche LIBOR Rate or the Daily LIBOR Rate, any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. Periods of days referred to in this Agreement will be counted in calendar days unless Business Days are expressly prescribed.

“Fixed Charges” means, for the applicable period, the total (without duplication), in Dollars, of (all as determined on a consolidated basis in accordance with GAAP): (a) the principal amount of the Parent and its Subsidiaries’ long-term Indebtedness, in each case paid during the applicable period, including those under Term Loan Note C (other than any Excess Cash Flow Payment with respect to Term Loan C) and the Subordinated Debt Note (as defined in the Subordination Agreement) (whether classified, as of any date, as long-term Indebtedness); plus (b) scheduled capital lease payments by the Parent and its Subsidiaries during the applicable period; and plus (c) the Parent and its Subsidiaries’ aggregate cash interest expense for the applicable period, including interest paid on the Obligations, all capital lease obligations, the Subordinated Debt, and any other Indebtedness for the applicable period; provided, however, that the following amounts will be excluded for purposes only of determining Fixed Charges: (i) that portion of the Subordinated Debt which, with Lender’s prior consent, is converted into shares of the Parent as a result of the exercise of the conversion rights of the Subordinated Creditor under the Subordinated Debt Note and (ii) the principal payment on the Subordinated Debt made on or about March 31, 2009 in an amount not to exceed $3,000,000, made by Parent in accordance with Section 3.1.2(b) of the Subordination Agreement. The term “applicable period” in this definition means Test Period in the case of determining the Fixed Charge Coverage Ratio or the Maximum Total Funded Debt to Adjusted EBITDA Ratio and Fiscal Year in the case of determining Excess Cash Flow.

“Guaranties” means, collectively, the Borrower Guaranties, the Group Guaranty, the Parent Guaranty and each guaranty made by Fisher-Klosterman, FKI, LLC, GMD, CECO Mexico LLC and AVC, Inc. in favor of Lender and Lender’s Affiliates of the Obligations.

“Loan Party” and “Loan Parties” mean each of Borrowers, Group, Parent, FKI, LLC, CECO Mexico LLC, and AVC, Inc., and collectively, Borrowers, Group, Parent, FKI, LLC, CECO Mexico LLC, and AVC, Inc., respectively.

“Subordinated Creditor” means Icarus Investment Corp., formerly known as Can-Med Technology, Inc. and formerly doing business as Green Diamond Oil Corporation, an Ontario corporation, and, subject to the Subordination Agreement, its successors and assigns of the Subordinated Debt and any Person holding Refinancing Debt of the Subordinated Debt as permitted under this Agreement.

“Subordination Agreement” means the Subordination Agreement between the Subordinated Creditor and Lender dated as of August 14, 2008, as amended by the First Amendment to Subordination Agreement dated as of March 31, 2009.

“Termination Date” means: (a) with respect to the Line of Credit, the Letter of Credit Obligations and the other Obligations (other than Term Loan C), the earlier of (i) April 1, 2011 and (ii) the date upon which the entire outstanding balance under the Revolving Note shall become due pursuant to the provisions hereof (whether as a result of acceleration by Lender or otherwise); and (b) with respect to Term Loan C, the earliest of (i) April 1, 2011, (ii) the date upon which the entire outstanding balance under Term Loan Note C shall become due pursuant to the provisions hereof (whether as a result of acceleration by Lender or otherwise), and (iii) the date upon which Term Loan C shall be repaid in full.

1.3 Clause (vii) of the definition of “Eligible Accounts” in Section 1.1 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(vii) Accounts owing from any single account debtor to the extent, as of any date, that the total amount of such account debtor’s Indebtedness to any one or more Borrowers exceeds 35% of the face amount (less maximum discounts, credits and allowances which may be taken by, or granted to, such account debtor in connection therewith) of the then outstanding Eligible Accounts of such Borrower or Borrowers;

1.4 Section 2.1(c) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(c) On the Signature Date (as defined in the Sixth Amendment) of the Sixth Amendment, Borrowers shall execute and deliver to Lender a Fourth Amended and Restated Revolving Credit Promissory Note in the form of Exhibit 2.1 attached to the Sixth Amendment (as amended, the “Revolving Note”), dated as of the Effective Date (as defined in the Sixth Amendment), in the principal amount of the Revolving Commitment, and bearing interest at such rates, and payable upon such terms, as specified in the Revolving Note. On the Signature Date, all Prime Rate Loans outstanding under the Revolving Note will be automatically converted to bear interest as Daily LIBOR Rate Loans.

1.5 The sixth sentence of Section 2.2(a) of the Credit Agreement, commencing with the phrase “Borrowers shall execute and deliver”, is hereby amended in its entirety by substituting the following in its place:

“On the Signature Date (as defined in the Sixth Amendment) of the Sixth Amendment, Borrowers shall execute and deliver to Lender an Amended and Restated Term Promissory Note in the form of Exhibit 2.2 to the Sixth Amendment (as amended, “Term Loan Note C”), dated as of the Effective Date (as defined in the Sixth Amendment), in the original principal amount of $3,916,666.71, and bearing interest at such rates, and payable upon such terms, as specified in Term Loan Note C. On the Signature Date, all Prime Rate Loans outstanding under Term Loan Note C will be automatically converted to bear interest as Daily LIBOR Rate Loans.”

1.6 The reference to the date of “January 1, 2010” in Section 2.3(b) of the Credit Agreement is hereby amended by substituting a reference to “March 1, 2011” for “January 1, 2010” where it appears therein.

1.7 The first sentence of Section 2.4(c) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

“Each Business Day following a Cash Dominion Triggering Event, Lender will, or will cause the applicable Lender Affiliate, automatically and without notice, request or demand by Borrowers, in accordance with Lender’s (or as applicable, the applicable Lender Affiliate’s) automatic sweep program, transfer all collected and available funds in the Collection Account: (i) for application against the unpaid principal balance of all Revolving Loans bearing interest based on the Daily LIBOR Rate or the Prime Rate, as applicable, and (ii) to be held in the Collection Account to the extent of any Revolving Loans bearing interest based on the Tranche LIBOR Rate.”

1.8 Section 5.11 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

5.11 Maximum Total Funded Debt to Adjusted EBITDA Ratio. Borrowers will not permit the ratio (“Maximum Total Funded Debt to Adjusted EBITDA Ratio”) resulting from dividing (a) Parent and its Subsidiaries’ total Funded Debt as of the end of the applicable Test Period by (b) Parent and its Subsidiaries’ Adjusted EBITDA for the applicable Test Period to exceed the ratios set opposite the Test Periods ending on any of the following dates or occurring during any of the following periods:

	Period	Maximum Total Funded Debt to Adjusted EBITDA Ratio
(a)	Each of the Test Periods ending on March 31, 2009, June 30, 2009, and September 30, 2009	3.20 to 1

(b)	Each of the Test Periods ending on and after December 31, 2009	3.0 to 1

1.9 Section 5 of the Credit Agreement is hereby amended by the addition of a new Section 5.19, in its proper numerical order, to provide in its entirety as follows:

5.19 AVC, Inc. Notwithstanding anything to the contrary set forth in this Agreement, AVC, Inc. (A) is, and will remain, a wholly-owned Subsidiary of Fisher-Klosterman, (B) does not, and will not, have any Indebtedness except the Obligations, and (C) will not own or have any interest in property.

1.10 Schedule 3.1 to the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 3.1 in its place. Schedule 3.14 to the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Schedule 3.14 in its place. Exhibit 4.3(d) to the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Exhibit 4.3(d) in its place.

2. Amended and Restated Notes; Other Documents. As a condition of this Amendment, Borrowers, with the signing of this Amendment, will deliver or, as applicable, shall cause to be delivered to Lender: (a) the Fourth Amended and Restated Revolving Credit Promissory Note (“Amended and Restated Revolving Note”) in the form of Exhibit 2.1 attached hereto; (b) the Amended and Restated Term Promissory Note (“Amended and Restated Term Loan Note C”) in the form of Exhibit 2.2 attached hereto; (c) amendments to the Mortgages with respect to the Mortgaged Properties located in Jefferson County, Kentucky and Fayette County, Kentucky, each in form and substance satisfactory to Lender; (d) a Guaranty duly executed by AVC, Inc., in form and substance satisfactory to Lender; (e) a certificate of each Loan Party of resolutions of such Loan Parties’ directors evidencing the authority of each Loan Party to execute, as applicable, this Amendment, the Amended and Restated Revolving Note, the Amended and Restated Term Loan Note C and all other documents executed in connection herewith (collectively, the “Amendment Documents”), which certificates and resolutions will be in form and substance satisfactory to Lender; and (f) such other documents, instruments, and agreements deemed necessary or desirable by Lender to effect the amendments to Borrowers’ credit facilities with Lender contemplated by this Amendment.

3. Excess Availability. Borrowers shall have Revolving Loan Availability in an aggregate amount not less than $5,000,000 on a date which occurs (a) after the payment of the Excess Cash Flow Payment for the Fiscal Year ended on December 31, 2008 and (b) on or before June 1, 2009.

4. Consent to Subordinated Debt Payment. The Loan Parties have requested that Lender consent to Subordinated Debt Payment and the Subordinated Debt Extension Fee. Lender hereby consents, without representation, warranty or recourse, to the Subordinated Debt Payment and the Subordinated Debt Extension Fee. The consent provided in this Section 4, either alone or together with other consents which Lender may give from time to time, shall not, by course of dealing, implication or otherwise: (i) obligate Lender to consent to any other payment of the Subordinated Debt or any fee in connection therewith of any kind, in each case past, present or future, other than the Subordinated Debt Payment and the Subordinated Debt Extension Fee specifically consented to by this Section 4 or in the manner, and to the extent, expressly provided in the Subordination Agreement or (ii) reduce, restrict or in any way affect the discretion of Lender in considering any future consent requested by any Loan Party.

5. Representations. To induce Lender to accept this Amendment, the Loan Parties hereby represent and warrant to Lender as follows:

5.1 Each Loan Party has full power and authority to enter into, and to perform its obligations under, each Amendment Document to which it is a party, and the execution and delivery of, and the performance of their obligations under and arising out of, each Amendment Document, as applicable, have been duly authorized by all necessary corporate and, as applicable, limited liability company action.

5.2 Each Amendment Document constitutes the legal, valid and binding obligations of each Loan Party, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

5.3 The Loan Parties’ representations and warranties contained in the Loan Documents are complete and correct as of the date of this Amendment with the same effect as though such representations and warranties had been made again on and as of the date of this Amendment, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

5.4 No Event of Default has occurred and is continuing.

6. Costs and Expenses. As a condition of this Amendment, Borrowers will promptly on demand pay or reimburse Lender for the costs and expenses incurred by Lender in connection with this Amendment, including, without limitation, reasonable attorneys’ fees.

7. Entire Agreement. This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment and the other Loan Documents.

8. Default. Any default by a Loan Party in the performance of its obligations under this Amendment or the other Amendment Documents shall constitute an Event of Default under the Credit Agreement if not cured after any applicable notice and cure period under the Credit Agreement.

9. Continuing Effect of Credit Agreement. Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect.

10. One Agreement; References; Fax Signature. The Credit Agreement, as amended by this Amendment, will be construed as one agreement. Any reference in any of the Loan Documents to: (i) the Credit Agreement will be deemed to be a reference to the Credit Agreement as amended by this Amendment, (ii) the Revolving Note will be deemed to be a reference to the Amended and Restated Revolving Note, and (iii) the Term Loan Note C will be deemed to be a reference to the Amended and Restated Term Loan Note C. This Amendment and the other Amendment Documents may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and, if so signed: (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes.

11. Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

12. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

13. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

14. Reaffirmation of Security. The Loan Parties and Lender hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any Security Document evidencing, governing or creating a Lien on the Loan Collateral. Each Loan Party ratifies and reaffirms any and all grants of Liens to Lender on the Loan Collateral as security for the Obligations, and each Loan Party acknowledges and confirms that the grants of the Liens to Lender on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent, if any, of any Permitted Liens.

15. Reaffirmation of Guaranties. Each Loan Party hereby: (i) ratifies and reaffirms its Guaranty dated as of December 29, 2005 (or dated as of June 8, 2006 as it respects H.M. White; dated as of February 28, 2007 as it respects Effox; or dated as of February 29, 2008 as it respects GMD, Fisher-Klosterman, FKI, LLC and CECO Mexico LLC) made by such Loan Party to Lender and (ii) acknowledges and agrees that no Loan Party is released from its obligations under its respective Guaranty by reason of this Amendment or the other Amendment Documents and that the obligations of each Loan Party under its respective Guaranty extend, among other Obligations of Borrowers to Lender, to the Obligations of Borrowers under this Amendment and the other Amendment Documents. Without limiting the generality of the foregoing, each Loan Party acknowledges and agrees that all references in any Guaranty to the Credit Agreement or the other Loan Documents shall be deemed to be references to the Credit Agreement or such other Loan Document, as amended by, or amended and restated in connection with, this Amendment.

16. Evidence of Debt Extension; First Amendment to Subordination Agreement. As a condition of this Amendment, the Loan Parties shall: (i) deliver to Lender evidence, in form and substance satisfactory to Lender, that the maturity of the Subordinated Debt has been extended to a date that is on or after October 1, 2011, and (ii) cause the Subordinated Creditor to execute and deliver to Lender the First Amendment to Subordination Agreement in form and substance satisfactory to Lender.

[Signature Page Follows]

IN WITNESS WHEREOF, the Loan Parties and Lender have executed this Amendment by their duly authorized representatives as of the Effective Date.

CECO ENVIRONMENTAL CORP.		CECO GROUP, INC.

By:	/s/ Dennis W. Blazer	By:	/s/ Dennis W. Blazer
	Dennis W. Blazer, Chief Financial Officer and Vice President		Dennis W. Blazer, Chief Financial Officer, Secretary and Treasurer

CECO FILTERS, INC.
NEW BUSCH CO., INC.
THE KIRK & BLUM MANUFACTURING COMPANY
KBD/TECHNIC, INC.
CECOAIRE, INC.
CECO ABATEMENT SYSTEMS, INC.
EFFOX INC.
FISHER-KLOSTERMAN, INC.
H.M. WHITE, INC.
GMD ENVIRONMENTAL
TECHNOLOGIES, INC., formerly known as GMD ACQUISITION CORP.
CECO MEXICO HOLDINGS LLC
AVC, INC.

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Secretary and Treasurer

FKI, LLC

By:	/s/ Dennis W. Blazer
Dennis W. Blazer, Manager
FIFTH THIRD BANK

		By:	/s/ Donald K. Mitchell
Donald K. Mitchell, Vice President

SIGNATURE PAGE TO

SIXTH AMENDMENT TO CREDIT AGREEMENT

(CECO Environmental Corp. et al.)